Exhibit 99.1

Technical Communications Corporation Reports Results for the Three Months Ended December 31, 2016

CONCORD, Mass.--(BUSINESS WIRE)--February 10, 2017--Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three months ended December 31, 2016. For the quarter ended December 31, 2016, the Company reported a net loss of $(695,000), or $(0.38) per share, on revenue of $632,000, as compared to a net loss of $(418,000), or $(0.23) per share, on revenue of $979,000 for the quarter ended January 2, 2016.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “The Company continues to endure a prolonged slump in orders and we have closely monitored our expenses and made strategic reductions as appropriate. We continue to have a substantial pipeline of large potential contracts from both current and new customers. We are cautiously optimistic that some of these orders may materialize in fiscal 2017. However, the timing and outcome of these prospective orders is unknown and can be affected by our customers’ long procurement cycles, production schedules and delivery requirements.”

Speaking to the more positive aspects of TCC’s performance, Mr. Guild reports that “the level of interest in TCC’s voice encryption products has increased with inquiries from Asia, the Middle East, Africa and Latin America. Several trials and demonstrations are on-going or planned and the Company continues to successfully adapt its products to meet unique customer requirements. With its expanding family of radio encryption solutions, we believe TCC is uniquely positioned to capture a strong share of the market for interoperable radio security for multiple interconnected platforms, including air, sea and land.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended October 1, 2016 filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	12/31/2016	01/02/2016
Net sales	$632,000	$979,000
Gross profit	443,000	567,000
S, G & A expense	645,000	685,000
Product development costs	494,000	304,000
Operating loss	(695,000)	(421,000)
Net loss	(695,000)	(418,000)
Net loss per share:
Basic	$(0.38)	$(0.23)
Diluted	$(0.38)	$(0.23)

Condensed consolidated balance sheets

	12/31/2016	10/01/2016
	(Unaudited)	(derived from audited financial statements)
Cash and marketable securities	$1,950,000	$2,979,000
Accounts receivable - trade	529,000	112,000
Inventory	1,777,000	1,644,000
Other current assets	170,000	213,000
Total current assets	4,426,000	4,948,000
Marketable securities	212,000	374,000
Property and equipment, net	111,000	149,000

Total assets	$4,749,000	$5,471,000

Accounts payable	199,000	119,000
Accrued expenses and other current liabilities	327,000	438,000
Total current liabilities	526,000	557,000
Total stockholders’ equity	4,223,000	4,914,000
Total liabilities and stockholders’ equity	$4,749,000	$5,471,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, Chief Financial Officer, (978) 287-5100
www.tccsecure.com